EXHIBIT 99.2
UNAUDITED PRO FORMA FINANCIAL INFORMATION
The following unaudited pro forma consolidated statements of operations for the year ended December 31, 2011 and twenty-six weeks ended June 30, 2012 give effect to the acquisition of StarBev Holdings S.à r.l. ("StarBev") (the "Acquisition") by Molson Coors Brewing Company ("MCBC") as completed on June 15, 2012, as if the transaction had occurred on December 26, 2010, the first day of our fiscal year 2011. An unaudited pro forma balance sheet has not been presented as the Acquisition has already been fully reflected in the condensed consolidated balance sheet included in MCBC's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012.
Such unaudited pro forma financial information is based on the historical financial statements of MCBC and StarBev and certain adjustments which MCBC believes to be reasonable, to give effect of this transaction, which are described in the notes to the statements below.
The unaudited pro forma financial information does not purport to represent what the consolidated results of operations actually would have been if the Acquisition had occurred on December 26, 2010 or what those results will be for any future periods. The pro forma adjustments are based on information current as at August 7, 2012 (being the latest practicable date prior to the filing of this Form 8-K/A) and does not adjust to reflect any matters not directly attributable to the Acquisition. No adjustment, therefore, has been made for actions that may be taken following the completion of the Acquisition, such as any of our integration plans related to StarBev. As a result, the actual amounts recorded in the consolidated financial statements of MCBC will differ from the amounts reflected in the unaudited pro forma financial statements, and the differences may be material.
The unaudited pro forma financial information has been compiled from the following sources with the following unaudited adjustments:

•
Financial information for MCBC in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") has been extracted without adjustment from: (i) MCBC's audited consolidated statement of operations for the fiscal year ended December 31, 2011 contained in MCBC's 2011 Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on February 27, 2012 and as amended and filed with the SEC on Form 8-K on April 26, 2012; and (ii) MCBC's condensed consolidated statement of operations for the twenty-six weeks ended June 30, 2012 contained in MCBC's Quarterly Report on Form 10-Q filed with the SEC on August 7, 2012. No adjustment, therefore, has been made for actions which were taken after the Acquisition was completed, such as any integration plans of StarBev, or the anticipation of synergies to be realized.

•
Financial information for StarBev in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") has been extracted from the StarBev audited consolidated income statement for the year ended December 31, 2011 contained in StarBev's audited 2011 consolidated financial statements, included in this Form 8-K/A. Such financial information has been translated into U.S. dollars using the methodology and the exchange rates noted below.

•
StarBev financial information for January 1, 2012 through June 15, 2012 is from unaudited interim financial information derived from StarBev's underlying books and records maintained in accordance with IFRS.

•
StarBev's fiscal year 2011 represents the 12 months January 1, 2011 through December 31, 2011, whereas MCBC's fiscal year 2011 represents the 53 weeks December 26, 2010 through December 31, 2011. No adjustment has been made to reflect the extra week in the StarBev results.

•
Adjustments have been made to convert the StarBev IFRS financial information to U.S. GAAP and to align those policies with MCBC's U.S. GAAP accounting policies. The basis for these adjustments is explained in the notes to the information accompanying the tables.

MCBC translated the results of operations of its foreign subsidiaries into U.S. dollars using quarterly average exchange rates during each period indicated. StarBev translated its historical financial information based on the requirements of IFRS. Based on its review of StarBev's historical financial statements and understanding of the differences between U.S. GAAP and IFRS, MCBC is not aware of any further adjustment that it would need to make to StarBev's historical financial statements relating to foreign currency translation. The pro forma adjustments in this table have been translated from Euros to U.S. dollars using MCBC's historic exchange rates. The quarterly average exchange rate applicable during the periods presented for the unaudited pro forma consolidated statements of operations are as follows:

Average spot rate for quarter ended:	$/€1
March 26, 2011	1.3606
June 25, 2011	1.4390
September 24, 2011	1.4195
December 31, 2011	1.3505
March 31, 2012	1.3104
June 30, 2012	1.2880
The following pro forma financial statements should be read in conjunction with the accompanying Notes to the Unaudited Pro Forma Financial Information, the consolidated financial statements of MCBC for the fiscal year ended December 31, 2011 and the notes relating thereto, the condensed consolidated financial statements of MCBC for the 26 weeks ended June 30, 2012 and the notes relating thereto, and the consolidated financial statements of StarBev for the year ended December 31, 2011 and the notes relating thereto, included in this Form 8-K/A.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011
(IN MILLIONS, EXCEPT PER SHARE DATA)

	MCBC	StarBev IFRS (in €) (1)	StarBev IFRS (in $)	U.S. GAAP Adjustments	Note	Pro Forma Adjustments	Note	Pro Forma MCBC
Sales	$5,169.9	€894.6	$1,254.3	$(61.8)	3(a)	$—		$6,362.4
Excise taxes	(1,654.2)	(180.1)	(252.5)	—		—		(1,906.7)
Net sales	3,515.7	714.5	1,001.8	(61.8)		—		4,455.7
Cost of goods sold	(2,049.1)	(301.0)	(421.0)	(101.4)	3(b)	(1.7)	4(a)	(2,573.2)
Gross profit	1,466.6	413.5	580.8	(163.2)		(1.7)		1,882.5
Marketing, general and administrative expenses	(1,019.0)	(285.5)	(399.1)	162.7	3(c)	1.6	4(b)	(1,253.8)
Special items, net	(12.3)	(6.4)	(8.7)	1.7	3(d)	—		(19.3)
Equity income in MillerCoors	457.9	—	—	—		—		457.9
Operating income (loss)	893.2	121.6	173.0	1.2		(0.1)		1,067.3
Interest income (expense), net	(108.0)	(129.5)	(180.0)	(30.3)	3(e)	111.6	4(c)	(206.7)
Other income (expense), net	(11.0)	(38.7)	(53.9)	30.0	3(f)	21.0	4(d)	(13.9)
Income (loss) from continuing operations before income taxes	774.2	(46.6)	(60.9)	0.9		132.5		846.7
Income tax benefit (expense)	(99.4)	(11.4)	(16.2)	—		29.0	4(e)	(86.6)
Net income (loss) from continuing operations	674.8	(58.0)	(77.1)	0.9		161.5		760.1
Less: Net (income) attributable to noncontrolling interests	(0.8)	(1.5)	(2.1)	—		0.5	4(f)	(2.4)
Net income (loss) from continuing operations attributable to MCBC	$674.0	€(59.5)	$(79.2)	$0.9		$162.0		$757.7

Net income (loss) per share attributable to MCBC from continuing operations:
Basic	$3.65							$4.10
Diluted	$3.62							$4.06

Weighted average shares - basic	184.9							184.9
Weighted average shares - diluted	186.4							186.4

(1)
Certain changes were made to align StarBev's audited financial information with MCBC presentation. This includes aggregating StarBev's reported Other operating income, Selling and distribution costs, Administrative expenses and Other operating expenses into Marketing, general and administrative expenses, consistent with MCBC's presentation. Additionally, the gross-up of StarBev's Net sales to separately present gross Sales and Excise taxes is from unaudited financial information derived from StarBev's underlying books and records as this detail was not provided in the audited financial statements.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE TWENTY-SIX WEEKS ENDED JUNE 30, 2012
(IN MILLIONS, EXCEPT PER SHARE DATA)

1.4	MCBC	StarBev IFRS (in €) (1)	StarBev IFRS (in $)	U.S. GAAP Adjustments	Note	Pro Forma Adjustments	Note	Pro Forma MCBC
Sales	$2,449.0	€353.6	$458.7	$(25.4)	3(a)	$—		$2,882.3
Excise taxes	(758.2)	(71.5)	(92.8)	—		—		(851.0)
Net sales	1,690.8	282.1	365.9	(25.4)		—		2,031.3
Cost of goods sold	(1,018.9)	(130.7)	(169.7)	(37.6)	3(b)	4.6	4(a)	(1,221.6)
Gross profit	671.9	151.4	196.2	(63.0)		4.6		809.7
Marketing, general and administrative expenses	(553.0)	(137.1)	(178.0)	64.6	3(c)	33.6	4(b)	(632.8)
Special items, net	(22.7)	—	—	—	3(d)	—		(22.7)
Equity income in MillerCoors	304.5	—	—	—		—		304.5
Operating income (loss)	400.7	14.3	18.2	1.6		38.2		458.7
Interest income (expense), net	(108.4)	(67.0)	(87.1)	(29.5)	3(e)	119.2	4(c)	(105.8)
Other income (expense), net	(71.9)	(34.3)	(44.2)	29.5	3(f)	81.2	4(d)	(5.4)
Income (loss) from continuing operations before income taxes	220.4	(87.0)	(113.1)	1.6		238.6		347.5
Income tax benefit (expense)	(43.2)	(1.6)	(2.0)	—		(10.1)	4(e)	(55.3)
Net income (loss) from continuing operations	177.2	(88.6)	(115.1)	1.6		228.5		292.2
Less: Net (income) attributable to noncontrolling interests	6.5	(0.3)	(0.4)	—		0.2	4(f)	6.3
Net income (loss) from continuing operations attributable to MCBC	$183.7	€(88.9)	$(115.5)	$1.6		$228.7		$298.5

Net income (loss) per share attributable to MCBC from continuing operations:
Basic	$1.02							$1.65
Diluted	$1.01							$1.64

Weighted average shares - basic	180.6							180.6
Weighted average shares - diluted	181.6							181.6

(1)
Certain changes were made to align StarBev's interim financial information with MCBC presentation. This includes aggregating StarBev's reported Other operating income, Selling and distribution costs, Administrative expenses and Other operating expenses into Marketing, general and administrative expenses, consistent with MCBC's presentation. Additionally, the gross-up of StarBev's Net sales to separately present gross Sales and Excise taxes is from unaudited financial information derived from StarBev's underlying books and records.

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

1. Basis of Presentation
The unaudited pro forma financial information has been compiled from underlying financial statements of MCBC and StarBev, prepared in accordance with U.S. GAAP and IFRS, respectively, and reflects the Acquisition.
Unless otherwise indicated, information in this report is presented in U.S. dollars ("USD" or "$").
On June 15, 2012, we completed our acquisition (the "Acquisition") of StarBev Holdings S.à r.l. ("StarBev") from StarBev L.P. (the "Seller").
MCBC follows a 52/53 week fiscal reporting calendar. MCBC's fiscal year 2011 results refer to the 53 weeks ended December 31, 2011 and MCBC's fiscal first half of 2012 results refer to the the 26 weeks ended June 30, 2012. StarBev follows a monthly reporting calendar. StarBev's fiscal year 2011 results refer to the 12 months ended December 31, 2011 and StarBev's fiscal first half of 2012 results refers to the six months ended June 30, 2012. The unaudited pro forma financial information should be read in conjunction with the underlying financial information from which it was extracted: (a) the audited consolidated financial statements of MCBC as at and for the year ended December 31, 2011 and the Quarterly Report on Form 10-Q for the 26 weeks ended June 30, 2012, prepared in accordance with U.S. GAAP; and (b) the audited consolidated financial statements of StarBev as at and for the year ended December 31, 2011, prepared in accordance with IFRS per the IASB.
The historical financial information of MCBC has been derived from the audited consolidated financial statements of MCBC contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on February 27, 2012 and as amended and filed with the SEC on Form 8-K on April 26, 2012; and the Quarterly Report on Form 10-Q filed with the SEC on August 7, 2012. The historical annual financial information for StarBev has been derived from the audited consolidated financial statements of StarBev for the year ended December 31, 2011 contained in this Form 8-K/A and 2012 interim financial information. StarBev financial information for January 1, 2012 through June 15, 2012 is from unaudited interim financial information derived from StarBev's underlying books and records. The Acquisition has been treated as an acquisition, with MCBC as the acquirer and StarBev as the acquiree, assuming that the Acquisition had been completed on December 26, 2010, the first day of our fiscal year 2011, for the Unaudited Pro Forma Statements of Operations.
This unaudited pro forma financial information is not intended to reflect the results which would have actually resulted had the Acquisition been effected on the dates indicated. Further, the pro forma results of operations are not necessarily indicative of the results of operations that may be obtained in the future.
2. Summary of Significant Accounting Policies
The unaudited pro forma financial information has been compiled in a manner consistent with the accounting policies adopted by MCBC. These accounting policies differ in certain respects from the historical StarBev accounting policies. The adjustments made to align StarBev's IFRS financial information with MCBC's U.S. GAAP accounting policies are described in note 3.
The StarBev balances have been translated from Euros to U.S. dollars using quarterly average exchange rates applicable during the periods presented for the Unaudited Pro Forma Statements of Operations.
3. U.S. GAAP Adjustments

(a)	Sales
Sales were reduced by $61.8 million and $25.4 million for the year ended December 31, 2011 and the twenty-six weeks ended June 30, 2012, respectively, to reflect reclassifications relating primarily to the treatment of payments made to customers. Specifically, in accordance with U.S. GAAP, these customer payments are considered a reduction of Sales and therefore have been reclassified from Marketing, general and administrative expenses. These amounts include $14.1 million and $6.3 million for the year ended December 31, 2011 and the twenty-six weeks ended June 30, 2012, respectively, that StarBev classified as amortization associated with intangible assets related to customer supply rights.

(b)	Cost of Goods Sold
Cost of goods sold was increased by $101.4 million and $37.6 million for the year ended December 31, 2011 and the twenty-six weeks ended June 30, 2012, respectively, to reflect U.S. GAAP reclassifications from the financial statements of

StarBev to align their presentation with MCBC. This adjustment relates to the reclassification of $104.7 million and $39.0 million for the year ended December 31, 2011 and the twenty six weeks ended June 30, 2012, respectively, of distribution and logistics costs from Marketing, general and administrative expenses to Cost of goods sold. Additionally, there were $4.7 million and $2.1 million for the year ended December 31, 2011 and the twenty six weeks ended June 30, 2012, respectively, of production equipment-related gains that were reclassified from Marketing, general and administrative expenses to Cost of goods sold. There was an expense of $1.4 million and $0.7 million added to the year ended December 31, 2011 and the twenty-six weeks ended June 30, 2012, respectively, to align recognition of various other immaterial items with US GAAP.

(c)	Marketing, General and Administrative Expenses
Marketing, general and administrative expenses was reduced by $162.7 million and $64.6 million for the year ended December 31, 2011 and the twenty-six weeks ended June 30, 2012, respectively, to reflect reclassifications from the financial statements of StarBev to align presentation with MCBC. Along with the reclassifications discussed in notes (a) and (b) above, $0.9 million and $2.3 million for the year ended December 31, 2011 and the twenty-six weeks ended June 30, 2012, respectively,were added to Marketing, general and administrative expenses to align recognition of various other immaterial items. This includes a $0.3 million reclassification from Other income for accrued interest related to provisions for the year ended December 31, 2011.

(d)	Special Items
Special items were adjusted to remove disposal costs of $1.7 million for the year ended December 31, 2011, to align presentation of these types of charges with MCBC policy.

(e)	Interest Expense, net
We reclassified $30.3 million and $29.5 million for the year ended December 31, 2011 and the twenty-six weeks ended June 30, 2012, respectively, from Other income (expense), net to Interest expense, net to align presentation of financing charges. Specifically, these charges relate to the amortization of transaction costs related to external borrowings, the change in fair value of interest rate caps designated as hedges and commitment fees.

(f)	Other Income (Expense), (net)
Other expense was reduced by $30.3 million and $29.5 million for the year ended December 31, 2011 and the twenty-six weeks ended June 30, 2012, respectively, to reflect reclassifications from the financial statements of StarBev to align with our presentation. See note (e) above for further discussion related to these reclassifications. Additionally, as discussed in note (c) above, $0.3 million of Other income was reclassified to Marketing, general and administrative expenses.
4. Pro Forma Adjustments

(a)	Cost of Goods Sold
We increased Cost of goods sold by $1.7 million and $4.0 million in the year ended December 31, 2011 and the twenty six weeks ended June 30, 2012, respectively, driven by the amortization of the fair value of a favorable malting agreement within Other intangibles offset in part by adjustments to decrease depreciation as a result of changes in the fair value of Properties. As StarBev's historical depreciation expense was lower in 2012 as a result of impairment charges recognized in the latter part of 2011, the adjustment to reduce historical depreciation expense for 2012 was likewise lower. Additionally, $8.6 million of charges related to the non-recurring fair value adjustment to acquisition date inventory that are reflected in the historical post-acquisition MCBC results were added back for the twenty-six weeks ended June 30, 2012 as they are non-recurring and directly related to the Acquisition.

(b)	Marketing, General and Administrative Expenses
We recorded an adjustment of $1.6 million and $2.2 million to the year ended December 31, 2011 and the twenty-six weeks ended June 30, 2012, respectively, to reflect the purchase price adjustments related to the valuations of Properties and Other intangibles that resulted in a decrease to depreciation and amortization expense. The adjustment for six months ended 2012 is disproportionate to the adjustment for the full year 2011 due to timing of additions and impairments and the related impact to recorded depreciation and amortization. The most significant change as a result of our preliminary purchase price allocation was the increase in value assigned to indefinite-lived brand intangibles, which does not impact our pro forma statement of operations.
Additionally, for the twenty-six weeks ended June 30, 2012, $31.4 million in acquisition-related costs that are reflected in the historical MCBC results were removed from Marketing, general and administrative expenses as they are non-recurring and directly related to the Acquisition.

(c)	Interest Expense, net
As the external debt previously held by StarBev was replaced with new debt, we removed the related historical interest expense and amounts discussed above in note 3(f) in the amounts of $213.9 million and $116.5 million for the year ended December 31, 2011 and the twenty-six weeks ended June 30, 2012, respectively.
On May 3, 2012, we issued $1.9 billion of senior notes related to the Acquisition with portions maturing on May 1, 2017, May 1, 2022 and May 1, 2042. The 2017 senior notes were issued in an initial aggregate principal amount of $300 million at 2.0% interest, the 2022 senior notes were issued in an initial aggregate principal amount of $500 million at 3.5% interest and the 2042 senior notes were issued in an initial aggregate principal amount of $1.1 billion at 5.0% interest. We have increased Interest expense, net by $81.7 million and $26.8 million for the year ended December 31, 2011 and the twenty-six weeks ended June 30, 2012, respectively, related to the senior notes. Interest expense on these senior notes that was accrued from May 3, 2012 through June 30, 2012 is included in the actual MCBC results for the twenty-six weeks ended June 30, 2012.
On April 3, 2012, we entered into a term loan agreement that provides for a 4-year term loan facility of $300 million, comprised of one $150 million borrowing and one Euro-denominated borrowing equal to $150 million at issuance (or approximately €120 million) both of which were funded upon close of the Acquisition on June 15, 2012. At the closing date of the Acquisition, the variable interest rates calculated are 1.75% and 1.84% for the USD borrowing and the Euro-denominated borrowing, respectively. We have increased Interest expense, net by $6.5 million and $2.8 million for the year ended December 31, 2011 and the twenty-six weeks ended June 30, 2012, respectively, related to the term loan facility as we utilized the full amount of the facility to fund the Acquisition. Interest expense that was accrued from June 15, 2012 through June 30, 2012 is included in the actual MCBC results for the twenty-six weeks ended June 30, 2012. As these interest rates are variable, a 1/8 percent variance would have an $0.4 million and $0.2 million impact to Interest expense, net for the year ended December 31, 2011 and the twenty-six weeks ended June 30, 2012, respectively.
On June 15, 2012, we issued a €500 million Zero Coupon Senior Unsecured Convertible Note due 2013 (the ''Convertible Note'') to the Seller in conjunction with the closing of the Acquisition. The Convertible Note matures on December 31, 2013 and is a senior unsecured obligation guaranteed by MCBC. The Seller may exercise a put right with respect to the Convertible Note beginning on March 14, 2013 (the “First Redemption Date”) and ending on December 19, 2013, for the greater of the principal amount of the Convertible Note or the aggregate cash value of 12,894,044 shares of our Class B Common Stock, as adjusted for certain corporate events. The Convertible Note was issued at a discount of €1.0 million (or $1.3 million) which will be recognized as interest expense over the period from issuance to the First Redemption Date. It is our assumption that this Convertible Note will be cash settled during March 2013 using our credit facilities. As such we have increased Interest expense, net by $12.1 million and $5.9 million for the year ended December 31, 2011 and the twenty-six weeks ended June 30, 2012, respectively, based on a weighted average interest rate for our credit facilities of 1.71%. Calculating pro forma interest expense using 9 months of interest expense related to the discount on the Convertible Note and 3 months of interest expense related to the credit facilities would decrease interest expense by $7.7 million and increase pro forma basic and diluted earnings per share by $0.04 before taxes for the year ended December 31, 2011. Additionally, as the interest rates on the credit facilities are variable, a 1/8 percent variance would have an $0.8 million and $0.4 million impact to Interest expense, net for the year ended December 31, 2011 and the twenty-six weeks ended June 30, 2012, respectively. Note that the actual Interest expense recorded as a result of changes in fair value of the Convertible Note's embedded conversion feature through the instrument's maturity or redemption could differ materially from the amounts included herein.
As we used existing cash to partially fund the Acquisition, we have removed $2.0 million and $1.0 million of interest income for the year ended December 31, 2011 and the twenty-six weeks ended June 30, 2012, respectively.
We made an adjustment to remove a $39.2 million charge on the settlement of a standard pre-issuance U.S. Treasury interest rate hedges (specifically, Treasury Locks) entered into in advance of our issuance of the $1.9 billion senior notes described above for the twenty-six weeks ended June 30, 2012. This expense is non-recurring and directly related to the Acquisition.
The overall decrease in Interest expense, net on a pro forma basis is driven by the high cost of StarBev's previously held debt, which was removed, compared to the cost of the new debt. The interest calculations do not consider any principal prepayments.
The table below provides a summary of the interest expense pro forma adjustments described above:

	Year Ended	6 Months Ended(2)
Debt	December 31, 2011	June 30, 2012
	(In millions)
StarBev historical debt-related costs	$(213.9)	$(116.5)
$1.9 billion of senior notes	81.7	26.8
$300 million term loan	6.5	2.8
€500 million Convertible Note(1)	12.1	5.9
Treasury rate interest locks	—	(39.2)
Foregone interest income	2.0	1.0
Total	$(111.6)	$(119.2)

(1)	Interest reflects drawing on our credit facilities as it is assumed these will be used to settle the Convertible Note within twelve months.

(2)	As discussed above, pro forma adjustments for the six months ended June 30, 2012 do not reflect a full six months of interest as a portion was reflected in actual results.

(d)	Other Income (Expense), (net)
We recorded an adjustment of $21.0 million and $10.3 million for the year ended December 31, 2011 and the twenty-six weeks ended June 30, 2012, respectively. This adjustment removes expense related to the foreign currency impacts on pre-existing StarBev derivatives associated with debt instruments settled at close and the foreign currency impact of StarBev's preexisting financing structure that under MCBC's financing structure will not impact results going forward.
We made an adjustment to remove $57.9 million of Acquisition related charges primarily driven by a foreign exchange loss on our Euro cash holdings related to the proceeds from the $1.9 billion senior notes described in note 4(c), and we also removed $13.0 million in connection with the issuance and subsequent termination of a bridge loan associated with the Acquisition for the twenty-six weeks ended June 30, 2012. These are non-recurring and directly related to the Acquisition.

(e)	Income Tax Benefit (Expense)
Income tax expense was reduced by $29.0 million and increased by $10.1 million for the year ended December 31, 2011 and the twenty-six weeks ended June 30, 2012, respectively, related to applying the statutory rates to the adjustments discussed above.

(f)	Net (income) attributable to noncontrolling interests
Net (income) attributable to noncontrolling interests was increased by $0.5 million and $0.2 million for the year ended December 31, 2011 and the twenty-six weeks ended June 30, 2012, respectively, related to the adjustments discussed above.